Exhibit 10.5

TRADEMARK TRANSFER AGREEMENT

This Trademark Transfer Agreement is entered into on March 30, 2012 by and between:

KONINKLIJKE PHILIPS ELECTRONICS N.V., having its principal office at Amstelplein 2, 1096 BC Amsterdam, The Netherlands (“KPENV”);

and

Sara Lee/DE B.V., having its principal office at Vleutensevaart 100, 3532 AD Utrecht, The Netherlands (“Sara Lee”);

KPENV and Sara Lee hereinafter collectively referred to as the “Parties” and individually each as a “Party”.

WHEREAS, KPENV is the owner of the Senseo Trademark (as defined below);

WHEREAS, KPENV and Philips Consumer Lifestyle B.V. (“Philips CL”), on the one hand, and Sara Lee on the other hand, have entered into the MoA (as defined below), whereby (amongst others) KPENV has agreed to assign to Sara Lee, and Sara Lee has agreed to purchase from KPENV, KPENV’s ownership rights with respect to the Senseo Trademark for an amount of Euro 115 million on the terms and conditions as set forth in this Agreement (as defined below);

WHEREAS, the Sara Lee group of companies is in the process of separating into two separate, publicly traded pure play group of companies for meat and for coffee & tea, respectively, which separation shall be completed in the first half of 2012. The pure play coffee & tea group of companies to be established pursuant to such process shall be the successor of all coffee and tea activities of the Sara Lee group of companies and shall be publicly traded under the name D.E Master Blenders 1753 N.V., and the parent company of such group shall be D.E Master Blenders 1753 N.V.

NOW, THEREFORE, in consideration of the mutual obligations and covenants set forth herein, KPENV and Sara Lee hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this Trademark Transfer Agreement and its Annexes.

“Affiliate” shall mean any corporation, company or other legal entity of which 50% (fifty per cent) or more of the issued and outstanding capital or of which 50% (fifty per cent) or more of the power to vote for the election of the directors and/or to otherwise direct the activities of such corporation, company or entity is, owned or controlled, directly or indirectly, by, with respect to Sara Lee, Sara Lee Corporation (“SLC”), or after the separation process as described in the recitals of this Agreement, DE Master Blenders 1753 N.V. or, with respect to Philips, KPENV, but in respect of each of them only so long as such ownership or control exists;

“Effective Date” shall mean January 1, 2012.

“MoA” shall mean the Memorandum of Agreement dated January 26, 2012, which has been entered into by and among KPENV and Philips Consumer Lifestyle B.V. (“Philips CL”), on the one hand, and Sara Lee, on the other hand, relating, amongst others, to the assignment of the Senseo Trademark as contemplated by this Agreement.

“Senseo GSA” shall mean the Global Senseo Agreement entered into between KPENV, Philips CL and Sara Lee dated June 8, 2010.

“Senseo Trademark” shall mean the Senseo Trademark registrations in the classes of goods 9 and 11 (according to the Treaty of Nice) and any applications for any Senseo Trademark registrations, as listed in Annex 1 hereto.

“Purchase Price” shall mean the sum of Euro 115 million (One Hundred and Fifteen Million Euros).

Capitalized terms defined elsewhere in this Agreement shall have the respective meanings as defined herein.

2.	Assignment of Senseo Trademark; Certain Covenants

2.1.1	Assignment. In consideration of the Purchase Price and subject to the terms and conditions as set forth herein, KPENV sells and assigns to Sara Lee all its rights, title and interest in and to the Senseo Trademark, which sale and assignment Sara Lee hereby accepts. Such sale and assignment shall be subject to any licenses and other commitments granted or entered into by Sara Lee, KPENV or any of its Affiliates in respect of the Senseo Trademark to a third party prior to the date hereof in accordance with the Senseo GSA or as approved by Sara Lee in writing. Any such licenses or other prior commitments entered into or granted by KPENV or any of its Affiliates not in the ordinary course of their activities performed under the Senseo GSA (it being understood that any licenses or rights to use the Senseo Trademark granted to distributors, dealers, or the like in connection with the sale of the Senseo coffee pod system shall be deemed granted in the ordinary course) shall be listed in Annex 3. The sale and assignment of the Senseo Trademark shall be conditional upon receipt by KPENV of the Purchase Price in accordance with the terms of this Agreement and upon such condition being satisfied shall have retroactive effect as from the Effective Date.

As of the Effective Date, KPENV shall have no further obligation or responsibility with respect to the Senseo Trademark except as expressly set forth herein.

2.1.2	Sara Lee represents and warrants that it is currently an Affiliate of SLC and after the separation and restructuring process described in the recitals to this Agreement, Sara Lee shall be a part of the publicly traded D.E Master Blenders 1753 group which shall be the successor of the Sara Lee group coffee and tea activities, and the ultimate parent company of such group shall be D.E Master Blenders 1753 N.V, of which Sara Lee shall be an Affiliate.

2.2	Recording Assignments.

2.2.1	Sara Lee shall record, and be responsible for recording, the assignment of the Senseo Trademark with the relevant trademark offices in accordance with this Agreement, using the assignment deeds provided for that purpose by KPENV. KPENV shall provide to Sara Lee duly executed assignment deeds in the English language substantially in the form set out in Annex 2 to this Agreement, and in accordance with formal requirements of the trademark office with which an assignment deed is to be recorded.

2.2.2	To the extent required under applicable law or as otherwise necessary, KPENV herewith authorizes Sara Lee to apply for the recordal of the assignment of the Senseo Trademark and to request the trademark offices in the relevant territories to issue to Sara Lee as the assignee of all right, title and interest in and to the Senseo Trademark as contemplated hereby any and all documents covering the Senseo Trademark all in accordance with this Agreement.

2.2.3	Each Party shall upon request of the other Party execute and deliver to the other Party any further documents and instruments as required by law or otherwise reasonably necessary to perfect the assignment of the Senseo Trademark as contemplated hereby.

2.2.4	The out-of-pocket expenses and fees arising from the recordal of the assignment of the Senseo Trademark with the relevant trademark offices shall be equally shared between the Parties.

2.3	Contact person and Agent information. Sara Lee shall notify KPENV promptly after the execution of this Agreement of the name and all other relevant particulars of the person who shall be the primary contact person in all matters relating to the handling of assignment of the Senseo Trademark.

2.4	Fees for Sara Lee. As from the Effective Date, Sara Lee shall bear all costs and expenses in relation to the Senseo Trademark, including, but not limited to, any prosecution and maintenance costs, except for the costs and fees which will be equally shared by the Parties pursuant to Section 2.2.4. Sara Lee shall reimburse KPENV for any such costs and expenses incurred by KPENV or its Affiliates as of the Effective Date.

2.5	Transfer of Case Handling. Subject to the Section 2.2 and 2.6, Sara Lee will handle, and will be solely responsible for handling, any and all matters in relation to the Senseo Trademark. As of the date hereof, KPENV shall have no responsibility for handling, maintaining, or otherwise taking any action with respect to the Senseo Trademark except for KPENV’s obligations pursuant to Sections 2.2 and 2.6.

Without prejudice to Section 2.6, when requested to do so by Sara Lee in writing, KPENV agrees that it will, at any time after the date hereof and at Sara Lee’s costs and expense, upon Sara Lee’s reasonable request in writing, use commercially reasonable efforts to provide Sara Lee with facts relating to the Senseo Trademark or the history thereof as known and available to it and as necessary for the purpose of any litigation or other legal action by Sara Lee against a third party in relation to, or for establishing or defending the validity of, the Senseo Trademark.

Furthermore KPENV agrees to forward to Sara Lee a copy of any mail and other written notifications concerning the ownership or maintenance of, or any claim challenging the validity of the Senseo Trademark for a period of 18 (eighteen) months after the Effective Date, except that to the extent the assignment with respect to any Senseo Trademark right has been recorded, said period shall be limited to six (6) months as from the date of such recordal

2.6	Interim Trademark Prosecution and Maintenance. KPENV shall continue, at Sara Lee’s cost and expense, solely the handling of the prosecution and maintenance of the Senseo Trademark for a country consistent with KPENV’s normal practice as conducted prior to the date hereof until the completion of the assignment and the recordal thereof in such country, but in any event until June 30, 2013, or in respect of a country, until the recordal in such country is completed, provided that the failure to complete such recordal by June 30, 2013 or any delay thereafter in completion of such recordal is not due to Sara Lee. Sara Lee hereby authorizes KPENV to conduct and have conducted such actions on Sara Lee’s behalf.

3.	Purchase Price

3.1	Sara Lee shall pay the Purchase Price (plus VAT on such Purchase Price) to KPENV on the date hereof, without any deduction or set-off whatsoever, by wire transfer in immediately available funds and in Euros to KPENV’s Euro Account with CITIBANK in London, U.K. under the following references:

Bank Account No.:
Name:
Bank:
Swift code:
IBAN code:
Sort code:
Reference

3.2	Taxes. The Purchase Price is exclusive of VAT and any and all other taxes (other than corporate income taxes) and duties arising from or in connection with the assignment of the Senseo Trademark or otherwise arising from or in connection with this Agreement. All such VAT and other taxes and duties shall be borne by Sara Lee. In the event that the governmental authorities of any country imposes any such VAT or other taxes and duties, then such VAT and other taxes and duties will be paid by Sara Lee on top of the Purchase Price.

3.3	Costs. Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other costs and expenses incidental to this Agreement and the consummation of the transactions contemplated thereby.

4.	No Warranties

The Senseo Trademark shall be assigned on an “AS IS” basis without warranties of any kind, express or implied, including any warranty as to the validity, enforceability or non-infringement of the Senseo Trademark, and any and all such warranties are expressly disclaimed.

5.	Limitation on Liability

In no event shall either Party be liable to the other Party for any indirect or consequential damages or losses (including, without limitation, any loss of profits, revenues, business or savings) in connection with this Agreement or the transactions contemplated thereby.

6	Enforcement

6.1	Subject to Section 6.2 hereof and Article 3.7 of that certain Partnership Agreement entered into by KPENV, Philips CL and Sara Lee simultaneously with this Agreement (“Partnership Agreement”) (and any corresponding provisions in any Coffee System Agreement (as such term is defined in the Partnership Agreement) and until the assignment of the Senseo Trademark is perfected and recorded in a country upon specific written request of Sara Lee, KPENV shall initiate any litigation or administrative action in relation to the Senseo Trademark pertaining to such country, or defend any litigation or other legal action brought by any third party challenging the validity of the Senseo Trademark pertaining to such country after the Effective Date or, at KPENV’s option, provide a power of attorney to Sara Lee to take any such action, unless such litigation or other legal action could adversely affect the interest of KPENV or any of its Affiliates, and provided always that Sara Lee shall reimburse KPENV and its Affiliates for all reasonable costs and expenses (including legal fees) incurred by any of them in taking any such litigation or other legal action.

Subject to Section 6.2 hereof and Article 3.7 of the Partnership Agreement (and any corresponding provisions in any Coffee System Agreement (as such term is defined in the Partnership Agreement) and upon completion of the assignment of the Senseo Trademark in any country, KPENV shall have no further obligation to take or continue any such litigation or other legal action with respect to the Senseo Trademark pertaining in any such country. Notwithstanding KPENV’s right as set forth in Section 6.2, after the assignment of any Senseo Trademark is perfected and recorded in a country, KPENV shall upon Sara Lee’s reasonable request continue to provide reasonable assistance to Sara Lee in preparing and initiating any litigation or administrative action with respect to the Senseo Trademark in sofar as it relates to any matters with respect to the period prior to 1 January 2012 except if such litigation or action could reasonably affect KPENV or its Affiliates interests. Sara Lee shall reimburse KPENV and its Affiliates for any reasonable costs and expenses (including legal fees) incurred by them in providing any such assistance.

6.2	KPENV shall retain the exclusive right to sue or otherwise enforce or take any legal action, and continue any suit or other enforcement or legal action, for any infringement, violation or misappropriation of the Senseo Trademark in any country occurring before the Effective Date as well as any and all statutory, contractual and other claims, demands, and causes of action for royalties, fees, or other income from, or infringement, violation or misappropriation of the Senseo Trademark and KPENV shall be entitled to any and all of damages awarded and other proceeds resulting from any of the foregoing to the extent related to such infringement, violation or misappropriation occurring before the Effective Date.

Sara Lee shall execute and deliver to KPENV any further documents and instruments as reasonably necessary to confirm KPENV’s right and authority to take any such aforesaid action.

Sara Lee shall have no right to claim damages or take any action for any act of infringement, violation or misappropriation of the Senseo Trademark which has occurred prior to the Effective Date.

7.	Notices

7.1	Any notice given by one party to the other party under this Agreement shall be in writing and shall be sent by facsimile or registered post mail or served personally on the recipient. In respect of any provision of this Agreement in which time is to run from service of notice by one party to the other, such time shall commence from the date of receipt by a party of such notice. In the case of notice given by facsimile it shall be deemed to have been received on the day upon which such facsimile is sent, with written verification of receipt and in the case of notice given by registered post mail it shall be deemed to have been received on the second day after the date upon which the notice is posted.

Any notice shall be addressed

in respect of KPENV, to:

Koninklijke Philips Electronics N.V.
c/o Philips Intellectual Property & Standards
Building HTC 44
P.O. Box 220
5600 AE Eindhoven
The Netherlands
Fax: +31 40 2743014
F.a.o.: Chief Intellectual Property Officer

in respect of Sara Lee, to:

Sara Lee/DE B.V.
Corporate Legal Department/Global Brand Protection department
Vleutensevaart 100
3532 AD Utrecht
The Netherlands
Fax: +31 30 2927251
F.a.o. Vice President Legal Affairs/Senior Manager Global Brand Protection

or such other address as may have been notified in writing by either Party to the other.

8.	Entire Agreement

This Agreement (including all Annexes hereto) sets forth the entire understanding and agreement between KPENV and Sara Lee as to the subject matter of this Agreement and supersedes, cancels and merges all prior agreements, negotiations, commitments, communications and discussions, whether oral or in writing, between KPENV and Sara Lee as to the subject matter hereof, including, without limitation, the MoA.

9.	Applicable Law and Jurisdiction

9.1	This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

9.2	Any dispute between the Parties in connection with this Agreement (including any dispute regarding its existence, validity or termination) shall be submitted exclusively to the competent courts of Amsterdam, The Netherlands.

10.	Miscellaneous

10.1	Confidentiality. The Parties shall treat any information exchanged between them in the execution of this Agreement confidential and shall only use such information for the execution of this Agreement and/or to perform their respective rights and obligations under and pursuant to this Agreement.

10.2	Publicity. No Party shall issue any press release or make any public announcement (“Public Statement”) regarding this Trademark Transfer Agreement, or the negotiation thereof, or the amendments or agreements contemplated thereby without the prior written consent of the other party, except as required by law or regulation (including any stock exchange regulation) binding on or applicable to any of the Parties or their respective Affiliates. If a Party or any of its Affiliates is required to make any Public Statement for such party or its Affiliate not to be in violation of any applicable law or regulation (including any stock exchange regulation) binding on or applicable to any of them, then such Party shall, to the extent possible and not legally prohibited (x) provide the other Party with the text of such Public Statement as far in advance of its disclosure as is reasonably possible and (y) consider in good faith its suggestions by the other Party concerning the nature and scope of the information to be contained therein.

10.3	Assignment. The provisions of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall be entitled to assign or transfer any right or obligation arising under this Agreement to any third party without the other Party’s prior written consent.

10.4	Severability. If any of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavor to substitute forthwith the invalid, or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

10.5	Amendments. This Agreement may not be amended, modified or supplemented except pursuant a written agreement executed by a duly authorised representative of each of the Parties.

10.6	Waiver. Any waiver of any of the provisions of this Agreement by either Party shall be binding only if set forth in an instrument in writing signed on behalf of such Party by a duly authorized representative. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.7	Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8	Execution. This Agreement may be executed by the Parties in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, KPENV and Sara Lee have caused this Agreement to be signed in duplicate on the date first written above.

Koninklijke Philips Electronics N.V.	Sara Lee/DE B.V.

/s/ Federico De Angelis	/s/ Michiel Herkemij
Name: Federico De Angelis	Name: Michiel Herkemij
Title: CEO CL Coffee	Title: CEO

Annex 1

LIST OF SENSEO TRADEMARK

Trademark	Registration date	Registration number	Class	Workflow status	Country	Renewal due date
SENSEO	2001-May-09	1828616	011	Renewal Requested	Argentina	2011-May-09
SENSEO	2000-Dec-15	1007870	011	Registered (after Opposition Period)	Australia	2019-Dec-07
SENSEO	2010-May-04	822463504	011	Registered (after Opposition Period)	Brazil	2020-May-04
SENSEO	1998-Sep-01	0757754	009; 011	Registered (after Opposition Period)	Benelux (BOIP)	2018-Feb-13
SENSEO	2005-Dec-07	654625		Registered (after Opposition Period)	Canada	2020-Dec-07
SENSEO	2009-Nov-03	68620	009	Renewal Requested	Cyprus	2024-Oct-14
SENSEO	2009-Nov-03	68621	011	Renewal Requested	Cyprus	2010-Oct-14
SENSEO	1999-Dec-28	2004 01473	009; 011	Registered (after Opposition Period)	Denmark	2019-Dec-28
SENSEO	2002-Jun-16	142628-A	011	Registered (after Opposition Period)	Greece	2019-Dec-15
SENSEO	2002-May-02	200204885	011	Registered (after Opposition Period)	Hong Kong	2016-Dec-07
SENSEO	2001-Mar-20	469324	011	Registered (after Opposition Period)	Indonesia	2020-Jan-06
SENSEO	2001-Sep-14	4506147-2	011	Renewal Requested	Japan	2011-Sep-14
SENSEO	2001-Mar-09	0489264-1	011	Renewal Requested	Republic of Korea	2011-Mar-09
SENSEO	2000-Feb-11	641268	011	Registered (after Opposition Period)	Mexico	2019-Dec-17
SENSEO	2006-Feb-07	TM235464	011	Registered (after Opposition Period)	Thailand	2015-May-24
SENSEO	2004-Nov-17	2004/37462	011	Registered (after Opposition Period)	Turkey	2014-Nov-17
SENSEO	2001-Jan-16	925221	011	Registered (after Opposition Period)	Taiwan	2021-Jan-15
SENSEO	2004-Jun-08	2851129	011	Registered (after Opposition Period)	United States of America	2014-Jun-08
SENSEO	1999-Jun-25	716530 A	009; 011	Registered (after Opposition Period)	WIPO	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Austria	2019-Jun-25
SENSEO	2002-Jul-17	716530 A	009; 011	Registered	Bulgaria	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Switzerland	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	China	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Czech Republic	2019-Jun-25
SENSEO	1999-Jun-25	716530 A	009; 011	Registered	Germany	2019-Jun-25
SENSEO	2003-Feb-14	716530 A	009; 011	Registered	Estonia	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Spain	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Finland	2019-Jun-25
SENSEO	1999-Jun-25	716530 A	009; 011	Registered	France	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	United Kingdom	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Hungary	2019-Jun-25
SENSEO	2002-Mar-28	716530 A	009; 011	Registered	Ireland	2019-Jun-25

SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Iceland	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Italy	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Jersey	2019-Jun-25
SENSEO	2003-Feb-14	716530 A	009; 011	Registered	Lithuania	2019-Jun-25
SENSEO	2003-Feb-14	716530 A	009; 011	Registered	Latvia	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Norway	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Poland	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Portugal	2019-Jun-25
SENSEO	2002-Jul-17	716530 A	009; 011	Registered	Romania	2019-Jun-25
SENSEO	2002-Jul-17	716530 A	009; 011	Registered	Serbia	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Russian Federation	2019-Jun-25
SENSEO	1999-Dec-03	716530 A	009; 011	Registered	Sweden	2019-Jun-25
SENSEO	2005-Dec-22	716530 A	009; 011	Registered	Singapore	2019-Jun-25
SENSEO	2003-Feb-14	716530 A	009; 011	Registered	Slovenia	2019-Jun-25
SENSEO	2001-Jun-22	716530 A	009; 011	Registered	Slovakia	2019-Jun-25
SENSEO (logo)	2004-Mar-01	0741513	009; 011	Registered (after Opposition Period)	Benelux (BOIP)	2013-Oct-29
SENSEO (logo)	2005-Jul-02	300450260	011	Registered (after Opposition Period)	Hong Kong	2015-Jul-01
SENSEO (logo)	2006-Feb-03	4926256	011	Registered (after Opposition Period)	Japan	2016-Feb-03
SENSEO (logo)	2006-Apr-06	719897	011	Registered (after Opposition Period)	New Zealand	2014-Oct-14
SENSEO (logo)	2005-May-19	003414431	009; 011	Registered (after Opposition Period)	EU	2013-Oct-31
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered (after Opposition Period)	WIPO	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	Australia	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	Switzerland	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	China	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	Iceland	2014-Apr-01
SENSEO (logo)	2005-Apr-08	829055	011	Registered	Republic of Korea	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registration Procedure	Norway	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	Russian Federation	2014-Apr-01
SENSEO (logo)	2005-Nov-29	829055	011	Registered	Singapore	2014-Apr-01
SENSEO (logo)	2004-Apr-01	829055	009; 011	Registered	United States of America	2014-Apr-01
SENSEO + Chinese (logo)	2009-Mar-21	5125791	011	Registered (after Opposition Period)	China	2019-Mar-20
SENSEO + Chinese characters	2009-Apr-21	5255153	011	Registered (after Opposition Period)	China	2019-Apr-20
SENSEO (Chinese characters new)	2009-Apr-21	5255152	011	Registered (after Opposition Period)	China	2019-Apr-20
SENSEO (Katakana)	2007-Feb-23	5028378	011	Registered (after Opposition Period)	Japan	2017-Feb-23

Annex 2

DEED OF ASSIGNMENT

ASSIGNMENT (BENELUX)

This Assignment is made this          day of                      2012

between

Koninklijke Philips Electronics N.V, of Groenewoudseweg 1, Eindhoven, The Netherlands                                     , (“Assignor”)

And

_____________________________________________________ (“Assignee”)

As the registered proprietor of the Benelux Trade Marks:

Trademark	Application no.	Registration no.	Class

the Assignor hereby assigns releases and conveys to the Assignee all its right title and interest in the said Trade Mark together with the goodwill associated with the said Trade Mark in the Benelux countries.

(name):
(Title):

Koninklijke Philips Electronics N.V.

(name):
(Title):

[ASSIGNEE] where necessary

ASSIGNMENT (EUROPEAN UNION - CTM)

This Assignment is made this          day of                      2012

between

Koninklijke Philips Electronics N.V, of Groenewoudseweg 1, Eindhoven, The Netherlands                                     , (“Assignor”)

And

_____________________________________________________ (“Assignee”)

As the registered proprietor of the Community Trade Mark:

Trademark	Registration no.	Class

the Assignor hereby assigns releases and conveys to the Assignee all its right, title and interest in the said Trade Mark, together with the goodwill associated with the said Trade Mark.

(name):
(Title):

Koninklijke Philips Electronics N.V.

(name):
(Title):

[ASSIGNEE where necessary]

ASSIGNMENT (INTERNATIONAL - WIPO)

This Assignment is made this          day of                      2012

between

Koninklijke Philips Electronics N.V, of Groenewoudseweg 1, Eindhoven, The Netherlands                                     , (“Assignor”)

And

_____________________________________________________ (“Assignee”)

As the registered proprietor of the International Trade Marks:

Trademark	Registration no.	Class

the Assignor hereby assigns releases and conveys to the Assignee all its right, title and interest in the said Trade Mark in all designated countries, together with the goodwill associated with the said Trade Mark.

(name):
(Title):

Koninklijke Philips Electronics N.V.

(name):
(Title):

[ASSIGNEE where necessary]

Annex 3

PRIOR COMMITMENTS AND LICENSES NOT ENTERED INTO OR GRANTED IN

THE ORDINARY COURSE OF BUSINESS

Assignments:

SENSO	Assigned from Mr. Brijatoff to Sara Lee/DE N.V.
SENSO!	Assigned from ABC Conseil to Sara Lee/DE N.V

Letter of Consent:

SENSEO – SENSE:	Written consent by Van Dijk Food Products B.V.
SENSEO – COMMON SENSE:	Written consent by Kellogg Company
SENSEO – SENSOTHERM:	Written consent by Bosch und Siemens Hausgeräte GmbH.
SENSEO – BOURBON SENZA:	Written consent by Lavazza.

Coexistence Agreements:

SENSEO – SENSA:	Sara Lee/DE N.V. and Evo Enterprises S.A.
SENSEO – SENSO:	Sara Lee/DE N.V. and Massive N.V.
SENSEO – AIR SENSOR:	Sara Lee/DE N.V. and Mr. Serge Goblet
SENSEO – THERMO SENSOR	Sara Lee/DE N.V. and Moulinex
CALC SENSOR
SENSOSELECT ELECTRONIC
SENSOTOAST ELECTRONIC
SENSOCROUSTY ELECTRONIC
SENSOEXPRESS ELECTRONIC
SENSEO – SENSOA	Sara Lee/DE N.V. and Finimetal
SENSEO – SENSEO	Sara Lee/DE N.V. and Chaffoteaux et Maury